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                                                                    Exhibit 10.4


DATA SYSTEMS & SOFTWARE INC.
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                           200 ROUTE 17, MAHWAH, NEW JERSEY 07430 (201) 529-2026
                                                              FAX (201) 529-3163


                                        December 24, 1998

Samuel Fogel
31 Rechov Argaman
Ramat Efal, ISRAEL

Dear Mr. Fogel,

       This letter agreement confirm the agreement between Data Systems & Software Inc., a Delaware corporation ("DSSI" or the "Company") and Samuel Fogel (the "Consultant") as follows:

1. CONSULTING SERVICES. DSSI agrees to retain the Consultant to provide consulting services to DSSI for a period ending on the fourth anniversary of this Agreement, and the Consultant agrees to provide such services to DSSI. Such services shall be rendered from time to time, as requested by the Chief Executive Officer of DSSI. All services hereunder shall be provided outside the United States.

2. COMPENSATION. In consideration for the services to be provided pursuant to Paragraph 2, DSSI agrees to pay to the Consultant $72,500 per annum. The annual retainer shall be payable to the Consultant on a "take or pay" basis, i.e., whether or not DSSI chooses to use the Consultant's services. In the event that DSSI requires and the Consultant agrees to provide more than 300 hours in any particular year, DSSI shall pay the Consultant at the rate of $250 per hour for such additional services. Such additional hours may at DSSI's option be deducted from the consulting hours for future years. At the request of the Consultant, DSSI will prepay all or part of the consulting fees payable to the Consultant, provided that such prepayment shall not diminish or otherwise affect the obligations of the Consultant under this Agreement or the letter agreement dated December 23, 1998 relating to Samuel Fogel's resignation from employment with DSSI (the "Resignation Agreement").

3.    ASSIGNABILITY.

      (a) In the event that DSSI shall merge or consolidate with any other corporation, or all or substantially all DSSI's business or assets shall be transferred in any manner to any other person, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed to be DSSI for all purposes hereunder. This Agreement shall be binding upon and inure to the benefit of any such successor.

      (b) This Agreement is personal in nature and neither of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of this Paragraph; PROVIDED THAT the Consultant may assign this Agreement to a corporation owned or controlled by him, if such corporation agrees in writing to be bound by the terms hereof. Notwithstanding such assignment, (i) the services hereunder will be performed only by Samuel Fogel or by such other persons as DSSI shall have approved in writing and (ii) Samuel Fogel will continue to be bound by the terms of this Agreement and the Resignation Agreement, including without limitation all confidentiality and noncompetition covenants.

      (c) Except as otherwise provided in this Paragraph, nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.


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DATA SYSTEMS & SOFTWARE INC.
--------------------------------------------------------------------------------
                           200 ROUTE 17, MAHWAH, NEW JERSEY 07430 (201) 529-2026
                                                              FAX (201) 529-3163


4. CONFIDENTIALITY. The Consultant shall not during the term of this Agreement or thereafter disclose to any person, firm or corporation, except as otherwise required by law, any information concerning the business, clients or affairs of DSSI (which as used in Paragraphs 4 and 5 of this Agreement shall include all of DSSI's subsidiaries and affiliates) that he may have acquired in the course of, or as an incident to, his employment or his relationship as a consultant with DSSI.

5. NONCOMPETE.The Consultant shall be bound by the covenants against competition set forth in the Resignation Agreement..

       If the foregoing accurately sets forth our agreement, please indicate your acceptance by executing the annexed copy of this letter in the space indicated and returning it to us at the above address.



                                        Very truly yours,



                                        DATA SYSTEMS & SOFTWARE INC.



                                        By: /s/ George Morgenstern
                                            --------------------------
                                                George Morgenstern





AGREED AND ACCEPTED:



 /s/ Samuel Fogel
-----------------
Samuel Fogel